As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Benchmark Electronics, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-2211011 (I.R.S. Employer Identification Number)
56 South Rockford Drive Tempe, Arizona 85288 (Address of principal executive offices, including zip code)

Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan

(Full title of the plan)

Stephen J. Beaver

Senior Vice President, General Counsel & Chief Legal Officer

56 South Rockford Drive

Tempe, Arizona 85288
(623) 300-7000

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

David A. Moezidis

Kevin Zen

Snell & Wilmer L.L.P.

One East Washington Street

Suite 2700

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (this “Registration Statement”) is being filed solely for the registration of 1,800,000 additional shares of common stock, $0.10 par value per share (the “Shares”), of Benchmark Electronics, Inc., a Texas corporation (the “Company”), for issuance pursuant to the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company’s prior registration statements relating to the Plan (Registration Statement on Form S-8 (No. 333-231524) filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2019 and Registration Statement on Form S-8 (No. 333-265305) filed with the Commission on May 31, 2022) (collectively, the “Prior Registration Statements”), including all attachments and exhibits thereto, are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement. Any items in the Prior Registration Statements not expressly changed hereby shall be as set forth in the Prior Registration Statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this registration statement:

1.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 24, 2026 (the “Form 10-K”).
2.
The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Commission on April 30, 2026.
3.
The Company’s Current Reports on Form 8-K, filed with the Commission on February 24, 2026, March 16, 2026 and May 29, 2026.
4.
The description of the Company’s common stock contained in its Registration Statement on Form 8-A12B (No. 1-10560), filed with the Commission on May 6, 1997, and any amendment or report filed for the purpose of updating such description, including the description of the Company’s securities contained in Exhibit 4.2 to the Form 10-K.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

Victor Harris, Vice President, Deputy General Counsel of the Company, is providing an opinion on the legality of the Shares being registered hereby. Mr. Harris is eligible to participate in the Plan on the same basis as other eligible employees, pursuant to which he owns or has options or other rights, as applicable, to acquire an aggregate of less than 1% of the Company’s outstanding common stock.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
4.1	Restated Articles of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 17, 2016
4.2	Amended and Restated Bylaws of the Company	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 8, 2020
5.1	Opinion of Victor Harris	Filed herewith
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Victor Harris	Included as part of Exhibit 5.1
24.1	Power of Attorney	Included on the signature page hereto
99.1	Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan	Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 2, 2019
99.2	First Amendment to the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan	Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2022
99.3	Second Amendment to the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan	Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 17, 2026
107	Filing Fee Table	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on June 8, 2026.

BENCHMARK ELECTRONICS, INC.

By: /s/ David A. Moezidis

Name: David A. Moezidis

Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David A. Moezidis, Bryan R. Schumaker and Stephen J. Beaver, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David A. Moezidis David A. Moezidis	President, Chief Executive Officer and Director (principal executive officer)	June 8, 2026
/s/ Bryan R. Schumaker Bryan R. Schumaker	Chief Financial Officer (principal financial officer and accounting officer)	June 8, 2026
/s/ David W. Scheible David W. Scheible	Chairman of the Board of Directors	June 8, 2026
/s/ Douglas M. Britt Douglas M. Britt	Director	June 8, 2026
/s/ Glynis A. Bryan Glynis A. Bryan	Director	June 8, 2026
/s/ Anne De Greef-Safft Anne De Greef-Safft	Director	June 8, 2026

/s/ Kenneth T. Lamneck Kenneth T. Lamneck	Director	June 8, 2026
/s/ Michael D. Slessor Michael D. Slessor	Director	June 8, 2026
/s/ Charles M. Swoboda Charles M. Swoboda	Director	June 8, 2026
/s/ Lynn A. Wentworth Lynn A. Wentworth	Director	June 8, 2026